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                            - FOLD AND DETACH HERE -

                                NETSILICON, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 13, 2002

      The undersigned hereby appoints Cornelius Peterson, VIII and Daniel J. Sullivan, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of NetSilicon, Inc., to be held on February 13, 2002 at 10:00 a.m. at the offices of NetSilicon, 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452, and at any adjournments or postponements of the Special Meeting and to vote as specified in this proxy all common stock of NetSilicon, Inc. which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

      THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

            The Board of Directors recommends a vote FOR Proposal 1.

      YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
        REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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                       SPECIAL MEETING OF STOCKHOLDERS OF
                                NETSILICON, INC.
                          WEDNESDAY, FEBRUARY 13, 2002


TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS


                            - FOLD AND DETACH HERE -

            PLEASE MARK YOUR
A   [X]     VOTES AS IN THIS
            EXAMPLE


1. To approve the Agreement and Plan of Merger, dated as of October 30, 2001, among Digi International Inc., Dove Sub Inc. and NetSilicon, Inc. and the Merger pursuant to which NetSilicon will merge with and into Dove Sub on and subject to the terms contained in that agreement, as described in the accompanying joint proxy statement/prospectus.

         FOR                       AGAINST                       ABSTAIN
         [ ]                         [ ]                           [ ]

         THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS.


SIGNATURE(S) ______________________________________________ DATE _________, 2002

NOTE: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.